Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Annual Report (Form 10-K) of Aaron Rents, Inc. of our report dated February 27, 2007, with respect to the consolidated financial statements of Aaron Rents, Inc., included in the 2006 Annual Report to Shareholders of Aaron Rents, Inc.
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 33-9206) pertaining to the Aaron Rents, Inc. Retirement Plan and Trust

(2)	Registration Statement (Form S-8 No. 33-62538) pertaining to the Aaron Rents, Inc. Retirement Plan and Trust

(3)	Registration Statement (Form S-8 No. 333-33363) pertaining to the 1996 Stock Option and Incentive Award Plan

(4)	Registration Statement (Form S-8 No. 333-76026) pertaining to the 2001 Stock Option and Incentive Award Plan

(5)	Registration Statement (Form S-8 No. 333-123426) pertaining to the 2001 Stock Option and Incentive Award Plan

(6)	Registration Statement (Form S-3 No. 333-48985) pertaining to the 1998 public offering of common stock

(7)	Registration Statement (Form S-3 No. 333-88392) pertaining to the 2002 public offering of common stock

(8)	Registration Statement (Form S-3ASR No. 333-133913) pertaining to the 2006 public offering of common stock of our report dated February 27, 2007, with respect to the consolidated financial statements of Aaron Rents, Inc. included herein by reference, our report dated February 27, 2007, with respect to Aaron Rents, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Aaron Rents, Inc., included herein.

/s/ Ernst & Young LLP
Atlanta, Georgia
February 27, 2007